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IWL COMMUNICATIONS, INC. ANNOUNCES THE COMPLETION OF THE SALE OF KENWOOD
SYSTEMS GROUP (KSG)

     Houston, Texas, October 2, / PR NEWSWIRE / - IWL Communications, Inc. (Nasdaq: IWLC) ("IWL") today announced that it completed the sale of its interest in Kenwood Systems Group (KSG) to Kenwood Americas Corporation (KAC) on September 30, 1997. This sale results from IWL's commitment to its core business. Terms of the sale were not disclosed.

     IWL provides advanced communications solutions to customers with operations in remote, difficult-access regions and in areas around the world where government deregulation has created new market opportunities. IWL delivers comprehensive communication services to its customers by utilizing a broad range of technologies, including satellite, microwave, two-way radio, and fiber.

     IWL Connect-TM-, a division of IWL Communications, Inc., is an interexchange carrier that provides special and switched access services internationally and domestically. IWL Connect-TM- received CLEC approval in the State of Texas and CAP approval in the State of Louisiana that allows IWL to serve the local calling needs of its customers. CLEC approval is currently pending in the State of Louisiana. The high capacity digital network being built along the Gulf Coast will attract core energy customers and also provide diversification to new customers in the area.

     CERTAIN OF THE FOREGOING INFORMATION ARE FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY,
AND ARE SUBJECT TO A NUMBER OF RISKS AND OTHER FACTORS WHICH COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. AMONG SUCH FACTORS ARE: INDUSTRY CONCENTRATION AND THE COMPANY'S DEPENDENCE ON MAJOR CUSTOMERS, COMPETITION, RISK ASSOCIATED WITH INTERNATIONAL OPERATIONS AND ENTRY INTO NEW MARKETS, GOVERNMENT REGULATION, VARIABILITY IN OPERATING RESULTS, GENERAL BUSINESS AND ECONOMIC CONDITIONS; CUSTOMER ACCEPTANCE OF AND DEMAND FOR THE COMPANY'S NEW PRODUCTS; THE COMPANY'S OVERALL ABILITY
TO DESIGN, TEST, AND INTRODUCE NEW PRODUCTS ON A TIMELY BASIS, RELIANCE ON
THIRD PARTIES AND OTHER TELECOMMUNICATION CARRIERS, THE COMPANY'S ABILITY TO MANAGE CHANGE, DEPENDENCE ON KEY PERSONNEL, DEPENDENCE ON INFORMATION SYSTEMS AND CHANGES IN TECHNOLOGY, AND POSSIBLE SERVICE INTERRUPTIONS.

CONTACT: KAREN L. BEUCHAW OF IWL COMMUNICATIONS, INC., (281) 482-0289 OR KBEUCHAW@IWL.NET

FOR ADDITIONAL INFORMATION, PLEASE VISIT THE IWL COMMUNICATIONS, INC. WORLD WIDE WEB HOME PAGE AT HTTP:/WWW.IWLC.COM


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                              IWL COMMUNICATIONS, INC.
             12000 AEROSPACE AVENUE, SUITE 200 - HOUSTON, TEXAS 77034 -
                TELEPHONE: (281) 482-0289 - FACSIMILE: (281) 482-9144